Joint Filing Information

Name: HMC Distressed Investment Offshore Manager, L.L.C.

Address: 555 Madison Avenue, Suite 2800

New York, New York 10022

Designated Filer: Harbert Distressed Investment Master Fund, Ltd.

Issuer and Ticker Symbol: Flag Telecom Group Limited (FTGLF)

Date of Event Requiring Filing: 05/22/03

Signature: HMC Distressed Investment Offshore Manager, L.L.C.

By: HMC Investors, L.L.C., Managing Member

By: /s/Joel Piassick

Date: 05/27/03

Joint Filing Information

Name: HMC Investors, L.L.C.,

Address: 555 Madison Avenue, Suite 2800

New York, New York 10022

Designated Filer: Harbert Distressed Investment Master Fund, Ltd.

Issuer and Ticker Symbol: Flag Telecom Group Limited (FTGLF)

Date of Event Requiring Filing: 05/22/03

Signature: HMC Investors, L.L.C.

By: /s/Joel Piassick

Date: 05/27/03

Joint Filing Information

Name: Philip Falcone

Address: 555 Madison Avenue, Suite 2800

New York, New York 10022

Designated Filer: Harbert Distressed Investment Master Fund, Ltd.

Issuer and Ticker Symbol: Flag Telecom Group Limited (FTGLF)

Date of Event Requiring Filing: 05/22/03

Signature: /s/ Philip Falcone

Date: 05/27/03

Joint Filing Information

Name: Raymond J. Harbert

Address: 555 Madison Avenue, Suite 2800

New York, New York 10022

Designated Filer: Harbert Distressed Investment Master Fund, Ltd.

Issuer and Ticker Symbol: Flag Telecom Group Limited (FTGLF)

Date of Event Requiring Filing: 05/22/03

Signature: /s/ Raymond J. Harbert

Date: 05/27/03

Joint Filing Information

Name: Michael D. Luce

Address: 555 Madison Avenue, Suite 2800

New York, New York 10022

Designated Filer: Harbert Distressed Investment Master Fund, Ltd.

Issuer and Ticker Symbol: Flag Telecom Group Limited (FTGLF)

Date of Event Requiring Filing: 05/22/03

Signature: /s/ Michael D. Luce

Date: 05/27/03

03773.0001 #406912